UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 1999 Stock Option Plan

The board of directors (the “Board”) of NetApp, Inc. (the “Company”) previously approved, subject to stockholder approval, an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 8,500,000 shares of common stock. The Company’s stockholders approved the amendment at the Company’s Annual Meeting of Stockholders held on September 14, 2017 (the “Annual Meeting”). The foregoing is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 2,500,000 shares of common stock. The Company’s stockholders approved the amendment at the Annual Meeting. The foregoing is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election. Abstentions do not impact the outcome of the vote for director elections.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
T. Michael Nevens	219,212,525	442,686	56,338	23,648,273
Alan L. Earhart	217,372,259	2,284,282	55,008	23,648,273
Gerald Held	218,361,451	1,289,348	60,750	23,648,273
Kathryn M. Hill	219,294,525	365,761	51,263	23,648,273
George Kurian	218,910,643	751,142	49,764	23,648,273
George T. Shaheen	215,518,512	4,133,589	59,448	23,648,273
Stephen M. Smith	200,702,315	18,947,919	61,315	23,648,273
Richard P. Wallace	201,553,398	18,097,077	61,074	23,648,273

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve an amendment to the 1999 Plan to increase the share reserve by an additional 8,500,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
196,736,935	22,915,860	58,754	23,648,273

The proposal was approved.

2.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve by an additional 2,500,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
219,270,993	402,449	37,857	23,648,273

The proposal was approved.

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
214,422,593	5,203,604	85,352	23,648,273

The proposal was approved.

4.	Proposal to approve the frequency of future advisory votes on Named Executive Officer compensation.

1 Year	2 Years	3 Years	Abstentions
196,514,161	150,102	20,607,808	2,439,478

Every year was approved for the frequency of future advisory votes on Named Executive Officer Compensation. In light of the voting results and the Board’s analysis, the Board has decided that the Company will hold an annual advisory vote on the compensation of Named Executive Officers until the next required vote on the frequency of stockholder votes on Named Executive Officer compensation. The Company is required to hold votes on frequency every six years.

5.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 27, 2018.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
238,850,413	4,445,935	63,474	0

The proposal was approved.

6.	Stockholder proposal to adopt and enforce a policy requiring the Company to disclose annual its EEO-1 data – a comprehensive breakdown of its workforce by race and gender according to 10 employment categories – on its website or in its corporate responsibility report, beginning in 2016.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
59,669,087	152,353,894	7,688,568	23,648,273

The proposal was not approved.

7.	Stockholder proposal to adopt a “proxy access” bylaw.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
199,049,823	16,614,195	4,047,526	0

The proposal was approved.

*	Broker nonvotes do not affect the outcome of the vote.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	NetApp, Inc. 1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s proxy statement, dated August 1, 2017)

10.2	NetApp, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s proxy statement, dated August 1, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: September 19, 2017	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary